Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Verdisys, Inc. (the “Company”) on Form 10-KSB/A for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David M. Adams, Co-Chief Executive Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David M. Adams
David M. Adams
Co-Chief Executive Officer
Principal Executive Officer

June 2, 2006